                                                                      Exhibit 11

                             CAMBRIDGE HEART, INC.

           COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE


                                                         For the three    For the three
                                                         months ended     months ended
                                                        March 31, 1996    March 31, 1997
                                                        --------------------------------
Net loss..........................................      $    (666,466)    $  (1,483,442)
                                                        ===============   ==============
Weighted average shares outstanding:

    a.   Shares attributable to common stock
         outstanding                                                         10,323,606
                                                                          ==============
Net loss per share                                                           $    (0.14)
                                                                          ==============
Pro forma weighted average shares outstanding:

    a.   Shares attributable to common stock
         outstanding                                        3,164,153

    b.   Shares attributable to certain common stock
         options (1)                                          482,427

    c.   Shares attributable to the assumed conversion
         of Series A and B convertible preferred stock
         outstanding upon closing of initial public
         offering                                           4,455,708
                                                        ---------------
Pro forma weighted average common and common
  equivalent shares outstanding                             8,102,288
                                                        ===============
Pro forma net loss per share                                $   (0.08)
                                                        ===============

_______________

  (1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock options issued during the twelve months prior to the Company's initial registration statement on Form S-1 have been included in the above computation as if outstanding for periods through June 30, 1996, even if such impact is anti-dilutive.